                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A  INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 BENTHOS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

     PRELIMINARY COPY AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON JANUARY 5, 1999

                                 [LOGO] BENTHOS

                                 BENTHOS, INC.
                                 -------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MARCH 5, 1999
                                  10:00 A.M.

                           To Benthos Stockholders:

The Annual Meeting of Stockholders of Benthos, Inc. will be held on Friday, March 5, 1999 at 10:00 a.m., local time, at the Ballymeade Country Club, Route 151, North Falmouth, Massachusetts, for the following purposes:

1. To elect two Class III members of the Board of Directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected.

2. To consider and act upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's auditors for the 1999 fiscal year.

3. To consider and act upon a proposal to amend the articles of organization of the Company to create a new class of 250,000 shares of preferred stock, as described in the accompanying Proxy Statement.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on January 12, 1999 are entitled to notice of and to vote at this meeting.

                                    By Order of the Board of Directors
                                    John T. Lynch, Clerk

North Falmouth, Massachusetts
January __ , 1999

                                   IMPORTANT
                                   ---------

It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.

        49 Edgerton Drive, North Falmouth, Massachusetts  02556-2826 USA
                    Tel: (508) 563-1000 Fax: (508) 563-6444

                                 BENTHOS. INC.
                                 -------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 5, 1999

     This proxy statement and the accompanying Notice of Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 5, 1999 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is January 19, 1999.

                      INFORMATION AS TO VOTING SECURITIES

     Only stockholders of record at the close of business on January 12, 1999 (the "record date") will be entitled to vote at the meeting. On that date the Company had outstanding and entitled to vote 1,352,335 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company's By-Laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the auditors will require the favorable vote of a majority of the votes properly cast and the approval of the amendment to the articles of organization will require the favorable vote of two-thirds of the issued and outstanding shares of Common Stock. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, abstentions and broker "non-votes" will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors and auditors are considered routine matters. The amendment of the articles of organization to create a class of preferred stock is considered a non-routine matter. Missing votes on non-routine matters are "broker non-votes."

                               PROXY SOLICITATION

     The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person.

     The Company's principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The current directors and executive officers of the Company are as follows:

     Name                         Age                   Position
--------------------------------  ---  -------------------------------------------

     Samuel O. Raymond             70  Chairman Emeritus of the Board of Directors
                                       and Director of Research

     John L. Coughlin              47  President and Chief Executive Officer and
                                       Director

     Stephen D. Fantone            45  Chairman of the Board of Directors

     A. Theodore Mollegen, Jr.     61  Director

     Thurman F. Naylor             79  Director

     Gary K. Willis                53  Director

     Francis E. Dunne, Jr.         52  Treasurer and Chief  Financial Officer

     The Company's board of directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. The first class, consisting of Messrs. Coughlin and Willis, is eligible for re-election at the 2000 annual meeting; the second class, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2001 annual meeting; the third class, consisting of Messrs. Raymond and Naylor, is eligible for re-election at the 1999 annual meeting. Officers of the Company serve at the pleasure of the Board of Directors.

     The following information is provided with respect to the business experience of each director and executive officer of the Company:

     Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996. Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of

Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T. and was instrumental in the development and marketing of many of the Company's original products in both the Company's Undersea Systems Division and the Container Inspection Systems Division.

     Mr. Coughlin has served as President, Chief Executive Officer and a director of the Company since April 1996 and as Treasurer from October 1996 to February 1997. Prior to joining the Company, he was President (1993-1996) and Vice President of Sales and Marketing (1990-1993) of Dynisco Instruments, an operating division of Dynisco, Inc., a wholly-owned subsidiary of Berwind Industries. Dynisco Instruments is a manufacturer of pressure and temperature measurement products for the plastics industry. He holds a B.S. in Physics from Georgetown University and an M.S. in Physics from Northeastern University.

     Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm which he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in optics from the Institute of Optics at the University of Rochester. Dr. Fantone has been awarded 40 patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T and Treasurer of the Optical Society of America.

     Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides technical training, engineering, health management, and safety management services to industrial firms. Prior to joining Allied Resources in 1993, Mr. Mollegen was Chairman and Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics.
He is a member of the board of Technology for Connecticut (TECHCONN), Inc. and of Southeast Area Regional Economic Development (SEA-RED). He is also a member of the Advisory Committee of the University of New Haven Southeast Branch.

     Mr. Naylor is President of Cameras and Images International, Inc. (a dealer in photographic images and equipment), is the owner and founder of the Naylor Museum of Photography in Brookline, Massachusetts, and has served as a director of the Company since 1987. Mr. Naylor is an internationally recognized authority on photographic history, processes, and technology. Mr. Naylor is the former Chairman, President and CEO of Standard-Thomson Corporation, a manufacturer of temperature and pressure controls and electronic equipment. Mr. Naylor is also the former Chairman, President and CEO of Thomson International Corporation (1959-1989), a manufacturer of temperature controls with engineering and manufacturing facilities in twelve countries. Mr. Naylor has a B.A. in Economics from Fordham University and a B.S. in Mechanical Engineering from The Johns Hopkins University. Mr. Naylor is also a member of the Board of Directors of Analysis & Technology, Inc., Sandler Productions, Inc. (motion picture and television production) and Summit Industries, Inc. (a manufacturer of x-ray equipment).

     Mr. Willis was elected as a director on January 23, 1998. Since August 1993, he has been President and Chief Executive Officer and a director, and since November 1998, Chairman of the Board of Directors, of Zygo Corporation, a supplier of high precision yield improvement and metrology systems. From February 1992 to August 1993, Mr. Willis was Chief Operating Officer of Zygo Corporation. Prior to joining Zygo he was the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems) and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in mechanical engineering from Worcester Polytechnical Institute.

     Mr. Dunne was appointed Treasurer and Chief Financial Officer of the Company on February 1, 1997. Prior to joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. Prior to joining Kinney, Mr. Dunne was Director of Planning and Analysis at General Signal Corporation (1990-1993). General Signal Corporation was a manufacturer of products serving the process controls, electrical controls, and industrial technology industries. Mr. Dunne has a B.S. degree in Accounting from St. John's University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

     There are no family relationships among the directors or executive officers of the Company.

BOARD AND COMMITTEE MEETINGS

     Four meetings of the Board of Directors were held during the fiscal year ended September 30, 1998.

     The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent auditors. The present members of the Committee, which met once during the past fiscal year, are Messrs. Mollegen, Naylor and Willis.

     The ESOP Committee is appointed by the Board of Directors and administers the Company's Employee Stock Ownership Plan. Messrs. Coughlin, Naylor and Fantone are the current members of the ESOP Committee. There was one meeting of the ESOP Committee during the past fiscal year.

     The Compensation and Incentive Stock Option Plan Committee (the "Compensation Committee") is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company's employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Naylor and Willis. The committee did not formally meet during the past fiscal year, but rather conducted business by e-mail, facsimile and telephone.

     The Board of Directors serves as the Company's Nominating Committee.

     All directors attended 100% percent of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 1998.

                   PRINCIPAL HOLDERS OF VOTING SECURITIES AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of January 12, 1999 with respect to the beneficial ownership of shares of Common Stock of the Company by the directors and executive officers of the Company, all of the directors and officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

     In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

                                           Shares          Percent of Outstanding
Name and Address (1)                 Beneficially Owned         Common Stock

Samuel O. Raymond                         195,548 (2)               14.5%

Ronald K. Church 1996 Trust               128,250                    9.5%

State Street Bank and Trust
      Company, Trustee of the
      Benthos, Inc. Employee
      Stock Ownership Plan
      ("ESOP")(3)                          68,467                    5.1%

John L. Coughlin                           31,668 (4)                2.3%

Stephen D. Fantone                         50,200 (5)                3.7%

A. Theodore Mollegen, Jr.                  10,500                    0.8%

Thurman F. Naylor                          22,500                    1.7%

Gary K. Willis                              7,500 (6)                0.6%

Francis E. Dunne, Jr.                       7,815 (7)                0.6%

All directors and officers
as a group (7 persons)                    325,731 (8)               23.3%

     (1) Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556. The address of the Ronald K. Church Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of State Street Bank and Trust Company is 225 Franklin Street, Boston, Massachusetts 02110.

     (2) Includes 3,122 shares owned by the Company's ESOP, over which Mr. Raymond has sole voting power. Also includes 55,243 shares owned by Mr. Raymond's children, as to which shares Mr. Raymond disclaims beneficial ownership.

     (3) Pursuant to the terms of the plan, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants' accounts are to be voted.

     (4) Consists of 4,000 shares owned by Mr. Coughlin's individual retirement account, 27,000 shares which Mr. Coughlin has the right to acquire through the exercise of a stock option for 75,000 shares granted April 8, 1996 and 668 shares owned by the Company's ESOP, over which Mr. Coughlin has sole voting power.

     (5) Includes 7,500 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 11,250 shares granted January 24, 1997.

     (6) Includes 5,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998.

     (7) Consists of 7,500 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997 and 315 shares owned by the Company's ESOP, over which Mr. Dunne has sole voting power.

     (8) Includes an aggregate of 47,000 shares which the directors and officers have the right to acquire through the exercise of certain options.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company for the Company's last three fiscal years to the Company's chief executive officer during the Company's fiscal year ended September 30, 1998 and the only other executive officer who received an annual salary and bonus exceeding $100,000 during that fiscal year.

                                        Annual Compensation
Name and                       Fiscal   -------------------  All Other
Principal Position              Year    Salary        Bonus  Compensation (1)
-----------------------------  -------  -------------------  ----------------

John L. Coughlin,                 1998  $170,854    $23,000      $ 9,000
  President and Chief             1997   153,769     53,000       10,879
  Executive Officer (2)           1996    66,462     20,000           --

Francis E. Dunne, Jr.             1998  $111,038    $16,000      $ 4,505
  Treasurer and Chief             1997    82,788     30,000           --
  Financial Officer (3)

All directors and                 1998  $355,277    $39,000      $84,123
  officers as a group (4)         1997   321,370     83,000       59,714
                                  1996   236,170     80,620       20,659

     (1) Includes amounts contributed to individual accounts with the Company's ESOP and 401(k) Retirement Plan.

     (2) Mr. Coughlin has served as President and Chief Executive Officer since April 8, 1996.

     (3) Mr. Dunne has served as Treasurer and Chief Financial Officer since February 1, 1997.

     (4) Consisted of six persons for fiscal 1996 and 1997 and seven persons for fiscal 1998.

     STOCK OPTION TABLE

The following table sets forth information concerning each exercise of stock options during the Company's fiscal year ended September 30, 1998 by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

                                                     Number of
                                                    Unexercised
                                                     Securities        Value of
                                                    Underlying        Unexercised
Name and                   Shares                    Options         In-the-Money
Principal                Acquired on     Value       At Fiscal        Options At
Position                  Exercise     Realized      Year End     Fiscal Year End(1)
-----------------------  -----------  -----------  -------------  ------------------

John L. Coughlin,
  President and Chief        --       $   --          27,000 (2)       $12,938 (2)
  Executive Officer                                   37,500 (3)        17,970 (3)

Francis E. Dunne, Jr.
  Treasurer and Chief        --           --           3,750 (2)           -0- (2)
  Financial Officer                                   11,250 (3)           -0- (3)

     (1) Based upon the difference between the option exercise price and the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on September 30, 1998.

     (2)  Shares underlying options exercisable as of September 30, 1998.

     (3)  Shares underlying options not exercisable as of September 30, 1998.

     DIRECTORS' COMPENSATION

     On January 23, 1998, the Board of Directors adopted a new compensation policy, effective April 3, 1998, under which each of its non-employee directors will receive a fee of $6,000 per year plus $1,000 for each directors' meeting attended and reimbursement for reasonable travel and other expenses when
incurred.   Stephen D. Fantone also receives additional compensation of $2,500 per month for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors' Stock Option Plan. The Company intends to continue these policies in the future.

     EMPLOYMENT CONTRACTS

     In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter. The agreement also provides that if a change in control of the Company should occur during the first, second or last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $427,974, $335,504, or $199,636, respectively, from the Company. The Company has also agreed to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond's life under a split dollar plan.

     The Company has entered into an employment agreement with John L. Coughlin, effective April 8, 1996, pursuant to which Mr. Coughlin agrees to serve as the President and Chief Executive Officer of the Company. The agreement provides for an initial base salary of $144,000 and an initial minimum bonus of $20,000 payable October 1, 1996. In accordance with the agreement, the Board of Directors has adjusted Mr. Coughlin's base salary to $175,000 per year, effective October 1, 1998 and has adopted an annual incentive compensation program for Mr. Coughlin based upon the attainment of quantitative and qualitative objectives to be set by the Compensation Committee at the beginning of each fiscal year. In addition, pursuant to the agreement, Mr. Coughlin was granted an incentive stock option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $4.33 per share, vesting in four equal annual installments commencing on the first anniversary of the date of grant.

                              CERTAIN TRANSACTIONS

     On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone's corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company will pay the development costs to Dr. Fantone's corporation. During the fiscal year ended September 30, 1998, the Company paid Dr. Fantone's corporation approximately $21,000 for services related to this contract. The proprietary rights to the technology will be owned by Dr. Fantone's corporation, which has granted an exclusive license to the Company for the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company's policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm's length.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is classified into three classes, each of which consists of two directors. One class of directors is elected each year for a term of three years. The terms of the Class III directors, Samuel O. Raymond and Thurman F. Naylor expire at the 1999 annual meeting. The Board of Directors has nominated Messrs. Raymond and Naylor to continue to serve as Class III directors for a term expiring at the 2002 annual meeting.

     Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Samuel O. Raymond and Thurman F. Naylor as Class III directors for a three-year term until the 2002 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Raymond or Mr. Naylor is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to elect Messrs. Raymond and Naylor as directors.

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiary for the fiscal year ending September 30, 1999. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "FOR" the proposal to approve the appointment of Arthur Andersen LLP as independent public accountants.

                      INCREASE IN AUTHORIZED CAPITAL STOCK

     The Company is presently authorized under its articles of organization to issue up to 7,500,000 shares of Common Stock, par value $0.06 2/3 per share. As of the record date, 1,352,335 shares of Common Stock were issued and outstanding and an additional 381,563 shares were reserved for issuance pursuant to the exercise of stock options. As described below, the Board of Directors proposes to amend the articles of organization to authorize a new class consisting of 250,000 shares of Preferred Stock, par value $.01 per share. The text of the proposed amendment is annexed hereto as Exhibit A.

     A similar proposal was voted upon at the Company's stockholders meeting held April 3, 1998. That proposal failed by a very narrow margin to receive the requisite vote of two thirds of the total outstanding shares, principally due to a large number of broker non-votes.

     Under the terms of the amended articles of organization, the Board of Directors is authorized, subject to any limitations prescribed by law, to issue such shares of Preferred Stock in one or more series. Each such series shall have such rights, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

     If the amendment to the articles of organization is approved, the Board of Directors may determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the number of shares to constitute such series and the distinguishing designation thereof; (ii) the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends; (iii) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption; (iv) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Company; (v) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund; (vi) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Company and, if so, the conversion price or ratio and other conversion rights; (vii) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and (viii) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by Massachusetts law.

     This proposal is intended to increase the Company's flexibility by increasing the number of shares of capital stock that can be issued without further stockholder approval. The Board of Directors believes that the adoption of this proposal will enable the Company to respond to business opportunities, such as opportunities to raise additional capital or to finance business acquisitions with capital stock. Given the absence of shares of preferred stock currently available for issuance, the Company may not be able in the future to effect certain of these transactions without obtaining stockholder approval for an increase in capital stock. The cost, notice requirements and delay involved in obtaining stockholder approval at the time that corporate action becomes desirable could potentially eliminate the Company's opportunity to effect a desirable transaction or could reduce the benefits to the Company of such a transaction.

     Although the Company is continually reviewing various potential acquisitions and other transactions that could result in the issuance of shares of the Company's capital stock, the Board of Directors has no present plans to issue shares of Preferred Stock.

     The shares of Preferred Stock proposed to be authorized generally will be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law or by the requirements of the Nasdaq SmallCap Market or the rules of any stock exchange on which the Company's securities may then be listed. Although the Board of Directors will authorize the issuance of shares of Preferred Stock only when it considers doing so to be in the best interest of stockholders, the issuance of Preferred Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the voting rights of holders of Common Stock. Furthermore, the rights of the holders of Common Stock will be subject to the rights of the holders of any shares of Preferred Stock issued in the future. Stockholders of the Company do not have any preemptive rights to subscribe for additional shares of Preferred Stock which may be issued. In addition, although the Board of Directors has no current plans to do so, shares of Preferred Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely. For example, shares of Preferred Stock could be sold privately to purchasers who might support the Board of Directors in a contest for control or to dilute the voting or other rights of a person seeking to obtain control. However, as indicated above, the Company is not aware of any effort by anyone to obtain control of the Company and the Company has no present intention to use the shares of authorized Preferred Stock for any such purposes.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the proposal to authorize a new class of Preferred Stock.

                    OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the
attached Notice of Annual Meeting of Stockholders.   If any other matters
properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during the fiscal year ended September 30, 1998, no director, officer, or beneficial owner of more than 10% of the Company's equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Thurman F. Naylor was late on one occasion in filing a Form 4 reporting the exercise of an option to purchase 22,500 shares of Common Stock.

                             STOCKHOLDER PROPOSALS

     Under the By-laws of the Company, written notice to the Clerk stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Clerk stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2000 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 5, 2000.

                                 OTHER MATTERS

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

                                    By Order of the Board of Directors
                                    John T. Lynch, Clerk
North Falmouth, Massachusetts
January __, 1999

                                   EXHIBIT A
                                   ---------

                 Proposed Amendment to Articles of Organization
                 ----------------------------------------------

VOTED: that Article 4 of the articles of organization of the Corporation be and hereby is amended to read in its entirety as follows:

          "SECTION 1.  General.
                       -------

     The total number of shares of stock which the Corporation shall have the authority to issue is 7,500,000 shares of Common Stock, par value $.06 2/3 per share, and 250,000 shares of Preferred Stock, par value $.01 per share.

     The shares authorized in this Article 4 may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders.

     The preferences, voting powers, qualifications and special or relative rights or privileges as to, each class or series of stock now established shall be as set forth below in Sections 2 and 3 of this Article 4.

          SECTION 2.  Common Stock.
                      ------------

     Except as provided by law or in this Article 4 (or in any certificate of establishment of any series of Preferred Stock), the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote on all matters for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of the dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up the Company the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

     SECTION 3.  Preferred Stock.
                 ---------------

     The Preferred Stock shall consist of 250,000 shares which shall have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the following description thereof.

     The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and designate variations in the relative rights and preferences between the different series as provided below, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

     Subject to the provisions hereof, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

          (a) the number of shares to constitute such series and the distinguishing designation thereof;

          (b) the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

          (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

          (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

          (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

          (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

          (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

          (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts.

Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series."

                                 BENTHOS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 5, 1999

     The undersigned holder of Common Stock of BENTHOS, INC. (the "Corporation") acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January __, 1999 and the accompanying Proxy Statement and hereby appoints John
L. Coughlin, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

     IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE.

     A [x] Please mark your vote as in this example.

     1. To elect as Class III directors of the Company: Samuel O. Raymond and Thurman F. Naylor

               [ ] FOR ALL NOMINEES  [ ] WITHHOLD AUTHORITY TO
                                         VOTE FOR ALL NOMINEES

     INSTRUCTIONS: To withhold authority to vote for election of one of the two
                                                                 ---
     nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

     2. To approve Arthur Andersen LLP as independent public accountants of the Company for the 1999 fiscal year.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     3. To approve the amendment to the Company's articles of organization to create a new class of preferred stock as described in the accompanying proxy statement.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR EACH OF THE PROPOSALS 2 AND 3 IDENTIFIED ABOVE.

                                    Dated:    ___________________

                                    _____________________________

                                    _____________________________
                                          IF HELD JOINTLY

                                    Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.